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                                  EXHIBIT 21

                  SUBSIDIARIES OF SAFEGUARD SCIENTIFICS, INC.

         Exclusive of immaterial subsidiaries and companies in which Registrant holds a minority interest, Registrant as of March 15, 2001 had the following subsidiaries:

                                                  PLACE OF
NAME                                              INCORPORATION
----                                              -------------

aligne Incorporated                               Pennsylvania
Bebob Associates                                  Pennsylvania
Bonfield 99 Capital, L.P.                         Delaware
Bonfield 2000 Capital, L.P.                       Delaware
Bonfield 2001 Capital, L.P.                       Delaware
Bonfield Fund Management, L.P.                    Delaware
Bonfield Insurance, Ltd.                          British Virgin Islands
Bonfield Partners Capital, L.P.                   Delaware
CompuCom Systems, Inc.                            Delaware
CompuShop Incorporated                            Delaware
K Consultants, Inc.                               Pennsylvania
Nextron Communications, Inc.                      California
Palarco, Inc.                                     Pennsylvania
Palarco International, Inc.                       Pennsylvania
Penn-Sylvan Management, Inc.                      Pennsylvania
Pennsylvania Early Stage Partners GP, LLC         Pennsylvania
Safeguard 97 Capital, L.P.                        Delaware
Safeguard 98 Capital, L.P.                        Delaware
Safeguard 99 Capital, L.P.                        Delaware
Safeguard 2000 Capital, L.P.                      Delaware
Safeguard 2001 Capital, L.P.                      Delaware
Safeguard Capital Management, Inc.                Delaware
Safeguard Delaware, Inc.                          Delaware
Safeguard Fund Administrative Services, Inc.      Delaware
Safeguard Fund Management, Inc.                   Delaware
Safeguard Fund Management, L.P.                   Delaware
Safeguard Global Services, Inc.                   Delaware
Safeguard International Group, Inc.               Delaware
Safeguard Partners Capital, L.P.                  Delaware
Safeguard Scientifics (Delaware), Inc.            Delaware
Safeguard Technologies, Inc.                      Delaware
Safeguard XL Capital, L.P.                        Delaware
SFINT, Inc.                                       Delaware
Sotas, Inc.                                       Delaware
SSI B, Inc.                                       Delaware
SSI Buttonwood, Inc.                              Delaware
SSI Partnership Holdings, Inc.                    Delaware
SSI Partnership Holdings (Pennsylvania), Inc.     Pennsylvania
Tangram Enterprise Solutions, Inc.                Pennsylvania
Technology Leaders Management, Inc.               Delaware
TechSpace Xchange LLC                             Delaware
Web Telecomm, Inc.                                California
XL Realty Corp.                                   Florida